Exhibit 11
                                                  ----------

                         CONRAIL INC.
                         ------------

                EARNINGS PER SHARE COMPUTATIONS
                -------------------------------

[CAPTION]
                 ($ In Millions Except Per Share)


                                          Years ended December 31,
                                          ------------------------
                                          1995      1994      1993
                                          ----      ----      ----
[S]
Primary                                    [C]        [C]      [C]
-------
  Income before the cumulative effect
  of changes in accounting
  principles (1)                          $264      $324      $234

  Dividends declared on Series A ESOP
  convertible junior preferred stock
  (ESOP Stock), net of tax benefits        (13)      (13)      (13)
                                          ----      ----      ----
                                           251       311       221
  Charges relative to the cumulative
  effect of changes in accounting
  principles (1)                                               (74)
                                          ----      ----      ----
  Adjusted net income                     $251      $311      $147
                                          ====      ====      ====


Fully Diluted
-------------
  Income before the cumulative
  effect of changes in accounting
  principles (1)                           264       324       234

  Nondiscretionary adjustment (2)           (3)       (5)       (6)
                                          ----      ----      ----
                                           261       319       228

  Charges relative to the cumulative
  effect of changes in accounting
  principles (1)                                               (74)
                                          ----      ----      ----

  Adjusted net income                     $261      $319      $154
                                          ====      ====      ====

                                                  Exhibit 11
                                                  ----------

                         CONRAIL INC.
                         ------------

                EARNINGS PER SHARE COMPUTATIONS
                -------------------------------

[CAPTION]
               ($ In Millions Except Per Share)

                                           Years ended December 31,
                                       -----------------------------------
                                         1995          1994           1993
                                       ----------   ----------    ----------
[S]                                        [C]           [C]          [C]
Weighted average number of shares (3)
 Primary
   Weighted average number of
    common shares outstanding          78,144,694   79,089,464    79,656,302
    Effect of shares issuable under
    employee stock compensation
    plans                                 589,253      585,317       990,193
                                       ----------   ----------    ----------
                                       78,733,947   79,674,781    80,646,495
                                       ==========   ==========    ==========

 Fully diluted
   Weighted average number of
    common shares outstanding          78,144,694   79,089,464    79,656,302
   ESOP Stock                           9,799,611    9,887,940     9,954,311
   Effect of shares issuable under
    employee stock compensation
    plans                                 758,407      585,317     1,225,369
                                       ----------   ----------    ----------
                                       88,702,712   89,562,721    90,835,982
                                       ==========   ==========    ==========

Income per common share
  Before the cumulative effect of
   changes in accounting principles
     Primary                                $3.19        $3.90         $2.74
     Fully diluted                           2.94         3.56          2.51


  Cumulative effect of changes in
   accounting principles
      Primary                                                           (.92)
      Fully diluted                                                     (.81)

  Net income per common share
      Primary                               $3.19        $3.90         $1.82
      Fully diluted                          2.94         3.56          1.70

                                               Exhibit 11
                                               ----------


                         CONRAIL INC.
                         ------------
                EARNINGS PER SHARE COMPUTATIONS
                -------------------------------




 Notes:  1.  The Company adopted Statement of Financial
             Accounting Standards No. 106 ("Employers'
             Accounting for Postretirement Benefits Other
             Than Pensions") and Statement of Financial
             Accounting Standards No. 109 ("Accounting for Income Taxes") effective January 1,
             1993. As a result, the Company recorded cumulative after tax charges of $22 million and $52 million, respectively.

         2. Represents the increase, net of income tax benefits, in ESOP-related expenses assuming conversion of all ESOP Stock to common stock.

         3.  Shares held by the Employee Benefits Trust
             (the "Trust") are not considered outstanding for earnings per share computations until issued by the Trust.